                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       (e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to '240.14a-11(c) or  '240.14a-12

                               UNIT CORPORATION

-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

     (5)  Total fee paid:

     --------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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











                               UNIT CORPORATION








                NOTICE OF THE ANNUAL MEETING OF OUR STOCKHOLDERS

                                      AND

                                PROXY STATEMENT











                    Meeting Date.... Wednesday, May 3, 2000


                    Meeting Time.... 11:00 a.m.


                    Meeting Place... Tulsa Room - Ninth Floor
                                     Bank of Oklahoma Tower
                                     One Williams Center
                                     Tulsa, Oklahoma 74172

Dear Stockholder:

    On behalf of the Board of Directors and management, I would like to invite you to attend our Annual Meeting of Stockholders to be held on Wednesday, May 3, 2000 at 11:00 a.m. This year's meeting will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

    By attending the meeting you will have an opportunity to hear a report on our operations and to meet our directors and officers.

    Information about the meeting, including the various matters on which you, as a stockholder, will act may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

    Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Please sign, date and return the enclosed proxy in the envelope provided.

    I look forward to your participation and thank you for your continued support.



                                        Sincerely,




                                        King P. Kirchner
                                        Chairman of the Board

                               UNIT CORPORATION

                            1000 Kensington Tower I
                               7130 South Lewis
                             Tulsa, Oklahoma 74136


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 3, 2000

  ---------------------------------------------------------------------------
    Unit Corporation, a Delaware corporation, will hold its Annual Meeting of Stockholders in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma, on Wednesday, May 3, 2000 at 11:00 a.m., local time. At the meeting we will:

  . elect two directors for a three-year term expiring in 2003 (Item No. 1 on the Proxy Card);

  . ratify the selection of PricewaterhouseCoopers LLP, Tulsa, Oklahoma, as our independent auditors for our fiscal year 2000 (Item No. 2 on the Proxy
    Card);

  . increase our authorized common stock (Item No. 3 on the Proxy Card);

  . approve certain amendments to our employee stock option plan (Item No. 4 on the Proxy Card);

  . approve the Unit Corporation 2000 Non-Employee Directors' Stock Option Plan
    (Item No. 5 on the Proxy Card); and

  . transact such other business as may properly come before the meeting or any adjournment(s) thereof.

    Only stockholders of record at the close of business on March 17, 2000, the record date, are entitled to notice of and to vote at the meeting or any adjournment(s) of the meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting at our office at 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma 74136, for a period of ten days prior to the meeting.

    Our Proxy Statement and Annual Report are submitted with this notice.

                                       By Order of the Board of Directors,



                                       Mark E. Schell
                                       Secretary and
                                       General Counsel


                            YOUR VOTE IS IMPORTANT
      Whether or not you plan to attend the meeting, we urge you to vote.

                               PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 3, 2000
  ---------------------------------------------------------------------------

This Proxy Statement and the accompanying proxy card are being mailed to our stockholders in connection with the solicitation of proxies by the board of directors for the 2000 Annual Meeting of Stockholders. Mailing of this Proxy Statement commenced on or about March 30, 2000.



                                Table of Contents

  ---------------------------------------------------------------------------

QUESTIONS AND ANSWERS..................................................   1
ITEM 1: ELECTION OF DIRECTORS..........................................   3
BOARD AND COMMITTEE INFORMATION........................................   5
DIRECTORS' COMPENSATION AND BENEFITS...................................   5
OWNERSHIP OF OUR COMMON STOCK BY OUR DIRECTORS AND EXECUTIVE OFFICERS..   6
EXECUTIVE COMPENSATION.................................................   8
TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS...........   9
REPORT OF THE COMPENSATION COMMITTEE...................................  10
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION............  12
PERFORMANCE GRAPH......................................................  13
ITEM 2: RATIFICATION OF APPOINTMENT OF AUDITORS........................  14
ITEM 3: APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE
       OF INCORPORATION................................................  14
ITEM 4: APPROVAL OF AMENDMENTS TO THE UNIT CORPORATION AMENDED
       AND RESTATED STOCK OPTION PLAN  ................................  15
ITEM 5: APPROVAL OF THE UNIT CORPORATION 2000 NON-EMPLOYEE DIRECTORS'
       STOCK OPTION PLAN...............................................  18
OTHER MATTERS..........................................................  20

Appendix A: Unit Corporation Amended and Restated Stock Option Plan.... A-1
Appendix B: Unit Corporation 2000 Non-Employee Directors'
  Stock Option Plan.................................................... B-1

QUESTIONS AND ANSWERS
-------------------------------------------------------------------------------

Q:  Who Can Vote?

A: You can vote if you were a stockholder at the close of business on the record date, March 17, 2000. On that date, there were 33,820,026 shares outstanding and entitled to vote at the annual meeting.

Q:  Who Can Attend The Meeting?

A:  All stockholders can attend.

Q:  What Am I Voting On?

A:  You are voting on:

    . The election of two nominees as directors for terms that expire in 2003.
      The board of directors' nominees are John Nikkel and John S. Zink.

    . The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2000.

    . An increase in the amount of our authorized common stock.

    . The approval of amendments to our employee stock option plan.

    . The approval of the 2000 Non-Employee Directors' Stock Option Plan.

    The two nominees for director who receive the most votes will be elected. The affirmative vote of the holders of a majority of our outstanding common stock entitled to vote is required to approve the proposal to increase the amount of our authorized common stock. For any of the other proposals to be approved, more votes must be cast for it than against it.

Q:  How Will The Proxies Vote On Any Other Business Brought Up At The Meeting?

A: By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the annual meeting. We do not know of any other business to be considered at the annual meeting.

    The proxies' authority to vote according to their judgment applies only to shares you own as a stockholder of record.

Q:  How Do I Cast My Vote?

A: If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

    The enclosed proxy card contains instructions for mail voting. The proxies identified on the back of the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the board of directors.

Q:  How Does The Board Recommend I Vote On The Proposals?

A:  The board recommends you vote for each of the proposals.

Q:  Can I Revoke My Proxy Card?

A:  Yes. You can revoke your proxy card by:

    . Submitting a new proxy card;

    . Giving written notice before the meeting to the Secretary of the company stating that you are revoking your proxy card; or

    . Attending the meeting and voting your shares in person.

Q:  Who Will Count The Vote?

A: ChaseMellon Shareholder Services LLC, our transfer agent, will count the vote. Representatives of ChaseMellon Shareholder Services LLC will act as the inspectors of election.

Q:  What Is A "Quorum"?

A: A quorum is the number of shares that must be present to hold the annual meeting. The quorum requirement for the annual meeting is one-half of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy card or attend the annual meeting, your shares will be counted to determine whether there is a quorum.

    Abstentions and broker non-votes count toward the quorum. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by ten days before the meeting and do not have discretionary voting authority to vote those shares.

Q:  Will Broker Non-Votes Or Abstentions Affect The Voting Results?

A: Although abstentions and broker non-votes count for quorum purposes, they do not count as votes for or against a proposal. As a result, abstentions and broker non-votes will not affect the voting results on the election of directors or the proposals in Items 2, 4 and 5 requiring approval by a majority of the votes cast. However, because the proposed charter amendment to increase our authorized common stock (Item 3) requires the affirmative vote of the holders of a majority of our outstanding common stock, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Q:  What Shares Are Included On My Proxy Card?

A: Your proxy card represents all shares registered to your account in the same social security number and address.

Q:  What Does It Mean If I Get More Than One Proxy Card?

A: Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:  How Many Votes Can I Cast?

A:  On all matters you are entitled to one vote per share.

Q:  When Are Stockholder Proposals Due For The 2001 Annual Meeting Of
        Stockholders?

A: If you want to present a proposal from the floor at the 2001 annual meeting, you must give us written notice of your proposal no later than February 7, 2001. Your notice should be sent to the General Counsel and Secretary, Unit Corporation, 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma 74136.

    If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year's proxy statement, you must submit the proposal in writing to the General Counsel and Secretary so that it is received at the above address by November 24, 2000.

Q:  How Is This Proxy Solicitation Being Conducted?

A: We hired Regan & Associates, New York, New York, to assist in the distribution of proxy materials and solicitation of votes for a fee of $3,500, plus out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees an d fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition, some of our employees may solicit proxies. Regan & Associates and our employees may solicit proxies in person, by telephone and by mail. None of our employees will receive special compensation for these services, which the employees will perform as part of their regular duties.

ITEM 1: ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

Item 1 is the election of two directors to the board of directors. Our board is composed of eight members and is divided into three classes with each director serving for a three-year term. At each annual meeting, the term of one class expires. The term of service for those directors serving in Class I expires at this meeting.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected.

If any director resigns, dies or is otherwise unable to serve out his or her term, or the board increases the number of directors, the board may fill the vacancy until the next annual meeting.

Information concerning each nominee and each continuing director is provided below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE TWO NOMINEES.

                              NOMINEES FOR DIRECTOR

Terms     John G.     Mr. Nikkel joined Unit in 1983 as its President and a
expiring  Nikkel      director. From 1976 until January 1982 when he co-
at this   Age 65      founded Nike Exploration Company, Mr. Nikkel was an
Annual    Director    officer and director of Cotton Petroleum Corporation,
meeting   since       serving as the President of Cotton from 1979 until his
(Class I) 1983        departure. Prior to joining Cotton, Mr. Nikkel was
                      employed by Amoco Production Company for 18 years, last serving as Division Geologist for Amoco's Denver
                      Division. Mr. Nikkel presently serves as President and a director of Nike Exploration Company. Mr. Nikkel received a Bachelor of Science degree in Geology and Mathematics from Texas Christian University.

          John S.     Mr. Zink   was elected a director of Unit in May of
          Zink        1982. For over 5 years, he has been a principal in
          Age 71      several privately held companies engaged in the
          Director    businesses of designing and manufacturing equipment
          since       used in the petroleum industry, construction, and
          1982        heating and air conditioning services and
                      installation. He holds a Bachelor of Science degree in Mechanical Engineering from Oklahoma State University.
                      He is also a director of Matrix Service Company, Tulsa, Oklahoma.

                             CONTINUING DIRECTORS

Terms     Earle       Mr. Lamborn has been actively involved in the oil
expiring  Lamborn     field for over 45 years, joining Unit's predecessor in
at 2001   Age 65      1952 prior to its becoming a publicly-held
annual    Director    corporation. He was elected Vice President, Drilling in
meeting   since       1973 and to his current position as Senior Vice President,
Class II) 1979        Drilling and director in 1979.

          William     Mr. Morgan was elected a director of Unit in February
          B. Morgan   1988. Mr. Morgan has been Executive Vice President and
          Age 56      General Counsel of St. John Health System, Inc.,
          Director    Tulsa, Oklahoma, since March 1, 1995 and, since October
          since       1, 1996, the President of its principal for-profit
          1988        subsidiary Utica Services, Inc. Before that, he was a
                      Partner in the law firm of Doerner, Saunders, Daniel &
                      Anderson, Tulsa, Oklahoma, for over 20 years.

          John H.     Mr. Williams was elected a director of Unit in
          Williams    December 1988. Prior to retiring on December 31, 1978,
          Age 81      he was Chairman of the Board and Chief Executive
          Director    Officer of The Williams Companies, Inc., where he
          since       continues to serve as an honorary director. Mr.
          1988        Williams also serves as a director of Apco Argentina,
                      Inc., Westwood Corporation, and Willbros Group, Inc.
                      In addition, Mr. Williams also serves as a director of the Gilcrease and Philbrook Museums and is a Trustee for the Tulsa Performing Arts Center Trust.

Terms     King P.     Mr. Kirchner, a co-founder of Unit, has been the
expiring  Kirchner    Chairman of the Board and a director since 1963 and
at 2002   Age 72      was President until November 1983. Mr. Kirchner is a
annual    Director    Registered Professional Engineer within the State of
meeting   since       Oklahoma, having received degrees in Mechanical
(Class    1963        Engineering from Oklahoma State University and in
III)                  Petroleum Engineering from the University of Oklahoma.

          Don Cook    Mr. Cook has served as a director of Unit since Unit's
          Age 75      inception. He is a Certified Public Accountant and was
          Director    a partner in the accounting firm of Finley & Cook,
          since       Shawnee, Oklahoma, from 1950 until 1987, when he
          1963        retired.

          J. Michael  Mr. Adcock was elected a director of Unit in December
          Adcock      1997. He is an attorney and currently manages a
          Age 51      private trust that deals in real estate, oil and gas
          Director    properties and commercial banking as well as other
          since       equity investments. He is Chairman of the Board of
          1997        Arvest American National Bank & Trust Co. of Shawnee.
                      Between 1997 and September, 1998 he was the Chairman of the Board of Ameribank and President and Chief
                      Executive Officer of American National Bank and Trust
                      Company of Shawnee, Oklahoma, and Chairman of
                      AmeriTrust Corporation, Tulsa, Oklahoma. Prior to holding these positions, he was engaged in the private practice of law and served as General Counsel for Ameribank Corporation.

BOARD AND COMMITTEE INFORMATION
-------------------------------------------------------------------------------

The board held seven meetings during 1999. No director attended fewer than 75% of the board meetings and the meetings of committees on which he served during the year.

The board has standing Audit and Compensation committees. The board determines the membership of each committee from time to time.
Only directors who are not officers of Unit serve on the committees.

The following table identifies the membership of the Audit and the Compensation Committees and the number of committee meetings held during 1999. A summary of each committee's responsibilities follows the table.


              Director                  Audit           Compensation
          -----------------           ---------         ------------
          John S. Zink                    X                   X
          William B. Morgan               X
          John H. Williams                                    X
          Don Cook                        X                   X
          J. Michael Adcock                                   X
          Number of meetings in 1999      2                   1


The Audit Committee:

    . Appoints the independent auditors subject to ratification by the board.

    . Reviews our annual financial statements.

    . Consults with our personnel and the independent auditors to determine the adequacy of internal accounting controls.

The Compensation Committee:

    . Approves the compensation of the Chief Executive Officer and our other officers.

    . Administers our stock option plans.

    . Reviews and, in some cases, administers our various benefit plans.


DIRECTORS' COMPENSATION AND BENEFITS
-------------------------------------------------------------------------------

    . We pay non-employee directors an annual fee of $15,000, payable in four installments, and an annual fee of $2,000 for each committee served on. Each non-employee director also receives $750 for each board meeting attended and $500 for each committee meeting attended.

    . We reimburse all non-employee directors for travel expenses incurred attending stockholder, board and committee meetings.

    . Each non-employee director automatically receives an option to purchase
      2,500 shares of common stock on the first business day following each annual meeting of our stockholders. The option exercise price is the fair market value of our common stock on such date. Payment of the exercise price may be made in cash or in shares of common stock that have been held by the director for at least one year. No stock option may be exercised during the first six months of its term except in the case of death. Each option has a ten-year term. In 1999 stock options were granted for an aggregate of 12,500 shares at $6.90 per share. An aggregate of 77,500 shares are subject to currently outstanding options.

OWNERSHIP OF OUR COMMON STOCK BY OUR DIRECTORS AND EXECUTIVE OFFICERS
-------------------------------------------------------------------------------

The following table sets forth information concerning the beneficial ownership of our common stock by each director, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. Except as otherwise noted, all shares are directly owned.

   STOCK OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS AS OF MARCH 17, 2000

Name of Beneficial           Aggregate Number of         Percent of Outstanding
      Owner               Beneficially Owned Shares           Common Stock (1)
------------------        -------------------------      ----------------------
King P. Kirchner             1,165,826 (2)(3)                      3.45

Don Cook                        25,638 (4)                          *

Earle Lamborn                  310,092 (2)(3)(6)                    *

William B. Morgan               22,500 (4)                          *

John G. Nikkel                 452,844 (2)(3)(6)(7)                1.33

John H. Williams                21,000 (4)                          *

John S. Zink                    61,000 (4)                          *

J. Michael Adcock            1,203,873 (4)(5)                      3.56

Philip M. Keeley               206,291 (2)(6)(7)                    *

Larry D. Pinkston              146,761 (2)(3)(6)                    *

All Directors and
Executive Officers as a      3,689,189 (2)-(7)                    10.75
Group (11 individuals)

  * Less than 1%

Notes to table:
---------------
(1) The number of shares includes the shares presently issued and outstanding plus the number of shares that any owner has the right to acquire within 60 days after March 17, 2000. For purposes of calculating the percent of the common stock outstanding held by each owner, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after March 17, 2000, pursuant to the exercise of outstanding stock options.

(2) Includes shares of common stock held under our 401(k) thrift plan as of March 17, 2000 for the account of: King P. Kirchner, 9,078; Earle Lamborn, 11,616; John G. Nikkel, 29,319; Philip M. Keeley, 30,367; Larry D. Pinkston, 17,986; and directors and officers as a group, 111,129.

(3) Of the shares listed as being beneficially owned, the following individuals disclaim any beneficial interest in shares held by spouses or for the benefit of family members: King P. Kirchner, 28,826; John G. Nikkel 76,000; Earle Lamborn, 199,460; and Larry D. Pinkston, 2,000.

(4) Includes shares subject to unexercised stock options under the Company's Non-Employee Directors' Stock Option Plan to each of the following which may be exercised at the discretion of the holder: Don Cook, 20,000; William B. Morgan, 12,500; John H. Williams, 20,000; John S. Zink, 20,000 and J. Michael Adcock, 5,000; all non-Employee Directors, as a group, 77,500.

(5) Of the shares listed as being beneficially owned, 1,193,873 shares are owned by a trust of which Mr. Adcock is one of three trustees.

(6) Includes shares subject to unexercised stock options under our stock option plan to each of the following which may be exercised within 60 days at the discretion of the holder: Earle Lamborn, 46,500; John G. Nikkel 121,000; Philip M. Keeley, 37,500; Larry D. Pinkston, 31,900; and directors and executive officers as a group, 268,800.

(7) Includes 7,149 shares and 2,862 shares beneficially owned by Mr. Nikkel and Mr. Keeley, respectively, held by a private company over which Mr. Nikkel and Mr. Keeley share voting and investment power.

            STOCKHOLDERS WHO OWN AT LEAST 5% OF OUR COMMON STOCK

                                    Amount and Nature of
     Name and Address             Beneficial Ownership (1)    Percent of Class
------------------------------    ------------------------    ----------------
        Amvescap PLC,
 1315 Peachtree Street, N.E.             1,789,400                  5.29
         Suite 500
  Atlanta, Georgia 30309

Dimensional Fund Advisors Inc.
      1299 Ocean Avenue                  1,847,400                  5.46
         11th Floor
    Santa Monica, CA. 90401

     Wellington Management
         Company LLP                     1,908,900                  5.64
       75 State Street
 Boston, Massachusetts 02109

Forstmann-Leff Associates, LLC
      590 Madison Avenue                 4,309,367                 12.7
   New York, New York 10022


Notes to Table:
---------------
(1) Beneficial ownership is based on the Schedule 13G most recently filed by the stockholder. Beneficial ownership may under certain circumstances include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

EXECUTIVE COMPENSATION
-------------------------------------------------------------------------------

The following Summary Compensation Table shows compensation information for the Chief Executive Officer and each of our other four most highly compensated executive officers for services in all capacities in 1997, 1998 and 1999.

                          SUMMARY COMPENSATION TABLE

                                                Long Term Compensation
                                            -----------------------------
                 Annual Compensation (1)            Awards        Payouts
             -----------------------------  --------------------- -------
   (a)        (b)     (c)    (d)    (e)        (f)        (g)      (h)     (i)
----------- ------ ------- ------- -------  ---------- ---------- ------- ------
                                    Other                                  All
                                   Annual   Restricted Securities         Other
Name and                           Compen-    Stock    Underlying  LTIP  Compen-
Principal           Salary  Bonus  sation     Award(s)   options  Payout  sation
Position(s)  Year    ($)     ($)   ($)(2)      ($)        (#)      ($)    ($)(3)
----------- ------ ------- ------- -------  ---------- ---------- ------ -------


King P.      1999  250,000       0      0           0          0      0   7,200
Kirchner     1998  250,000       0      0           0          0      0   6,000
Chairman     1997  220,000       0      0           0          0      0   9,286
and CEO

John G.      1999  250,000 108,333  7,011           0          0      0   8,000
Nikkel       1998  250,000  71,666  7,225           0     40,000      0   5,833
President    1997  230,000  35,000  7,210           0          0      0   9,456
and COO

Earle        1999  170,000  71,666  1,949           0          0      0   8,000
Lamborn      1998  170,000  58,333  1,766           0     15,000      0   9,154
Sr. Vice     1997  130,000  43,333  3,767           0          0      0   8,602
President -
Drilling

Philip M.    1999  170,000  71,666  7,841           0          0      0   8,000
Keeley       1998  170,000  50,000  7,434           0     15,000      0   8,025
Sr. Vice     1997  165,000  25,000  7,434           0          0      0   6,200
President
Exploration
& Production

Larry D.     1999  122,500  39,000      0           0          0      0   6,816
Pinkston     1998  122,500  33,333      0           0     12,000      0   7,182
V. P., CFO   1997  117,500  27,000      0           0          0      0   6,859
and
Treasurer

Notes to Table:
---------------
(1) Compensation deferred at the election of an executive is included in the year earned.

(2) The amount listed under the Other Annual Compensation column represents the dollar value associated with the use of a company vehicle by the named executive officer.

(3) "All Other Compensation" represents Unit's matching contributions to Unit's 401(k) thrift plan for the named executive officer.

Stock Options

There were no stock options granted in 1999 to the Chief Executive Officer or to any of the other four most highly compensated executive officers.

The following table shows options that the named officers exercised during 1999 and the number of shares and the value of options outstanding as of December 31, 1999 for each named officer.

     AGGREGATE OPTION EXERCISES IN 1999 AND FISCAL YEAR END OPTION VALUES

       (a)            (b)        (c)            (d)                 (e)
----------------   --------   --------  ------------------- -------------------
                                             Number of           Value of
                                            Securities          Unexercised
                                            Underlying         In-the-Money
                                            Unexercised           Options
                    Shares               Options at FY-End       at FY-End
                   Acquired                     (#)                ($)(2)
                      on       Value    ------------------- -------------------
                   Exercise   Realized  Exercis- Unexercis- Exercis- Unexercis-
     Name             (#)      ($)(1)     able      able      able      able
----------------   --------   --------  -------- ---------- -------- ----------

King P. Kirchner      N/A       N/A            0          0        0          0
John G. Nikkel      19,960    118,513    121,000     44,000  494,625    120,000
Earle Lamborn       25,000    148,438     46,500     16,000  194,475     45,000
Philip M. Keeley    25,000    148,438     37,500     16,000  148,305     45,000
Larry D. Pinkston   10,000     59,375     31,900     12,600  129,675     36,000

Notes to Table:
---------------
(1) Value realized equals fair market value of the stock on date of exercise, less the exercise price, times the number of shares acquired.

(2) The value of unexercised in-the-money options at year end assumes a fair market value for the Company's common stock of $7.50, the average of the high and low prices of the Company's common stock on the New York Stock Exchange on December 31, 1999. Value is calculated on the basis of the difference between $7.50 and the option exercise price multiplied by the number of shares of common stock underlying the options.

Long term Performance Plans and Pension Plans

We do not currently have any long term performance plans or pension plans.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
-------------------------------------------------------------------------------

Stock Option Plan.

Our stock option plan contains a provision vesting all stock options in the event of a "change-in-control" of us. A "change-in-control" is deemed to have occurred at such time as any person or group, other than Unit or an Exempt Person, is or become s the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities. An Exempt Person is generally defined to be any person (or estate or trust of such person) who , on the date of the plan, owned securities representing more than 20% of the combined voting power of our then outstanding securities, and any spouse, parent or issue of such person.

Separation Benefit Plan.

On December 20, 1996, effective as of January 1, 1997, the board adopted the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries (the "Plan"). The Plan is generally applicable to all of our full time salaried employees and to the employees of our two principal subsidiaries, excluding any employees who are also our directors, who have been with their employer for at least one year. Subject to the terms of the Plan, any eligible employee whose employment is terminated is en titled to receive a separation benefit in an amount calculated by dividing the eligible employee's average annual base salary in effect immediately prior to such employee's separation by 52 to determine a weekly separation benefit amount. The number of weekly separation benefit payments then payable to an eligible employee is calculated based on the employee's years of service in accordance with a schedule set forth in the Plan. Employees who voluntarily leave their employment are not entitled t o receive a separation benefit unless they have completed at least 20 years of service. Any eligible employee who has completed 20 years of service or more is vested in his or her separation benefit, subject to fulfilling the other requirements of the Plan. Separation benefit payments are limited to a maximum of 104 weekly payments. The Plan also provides that, unless otherwise provided by our board of directors prior to a "change-in-control" of us, as defined in the Plan, all eligible employees shall be vested in their separation benefit as of the date of such "change-in-control" based on their years of service. As a condition to receiving the separation benefits, employees must sign a separation agreement waiving any claims the employee m ay have against our subsidiaries or us.

Senior Management Separation Benefit Plan.

On October 28, 1997, the board adopted the Separation Benefit Plan for Senior Management. This plan is similar in terms to the benefits and requirements described above for the Separation Benefit Plan, with the exception that the compensation committee determines who will participate in this plan. In addition, the committee is given the authority to increase (up to a maximum of 104) the number of weekly separation benefit payments a participant would otherwise be entitled to receive under the pl an if the participant is involuntarily terminated. Currently, only Messrs. Kirchner, Lamborn and Nikkel are participants in this plan.

REPORT OF THE COMPENSATION COMMITTEE
-------------------------------------------------------------------------------

The following report of the compensation committee shall not be incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this proxy statement or the "Executive Compensation" section of this proxy statement), except to the extent that we specifically incorporate this information by reference.

The compensation committee is responsible for setting and overseeing the compensation of our executive officers. The committee is composed entirely of independent outside directors. There are no interlocking relationships between any of our executive officers and any entity whose directors or executive officers serve on the committee. The members of the committee are John S. Zink, Don Cook, J. Michael Adcock and John H. Williams.

Objectives and Considerations

The objectives of the committee in determining executive compensation are to retain and reward qualified individuals serving as our executive officers. To achieve these objectives, the committee relies primarily on salary, annual bonuses (awardable either in stock or cash) and awards under our stock option plan. In making its decisions, the committee takes into account the conditions within our industry, our income and cash flow and the attainment of any designated business objectives. Individual performances are also reviewed, taking into account the individual's responsibilities, experience and potential, his or her period of service and current salary and the individual's compensation level as compared to similar positions at other companies. The committee's evaluation of these considerations is, for the most part, subjective and, to date, it has not established any specific written compensation plans or formulas pursuant to which the executive officers' annual compensation is deter mined.

Base Salary

We do not currently have an employment agreement with any of our executive officers. In determining the base salaries for the executive officers for 1999 the committee relied primarily on its evaluation of the compensation being paid to individuals holding comparable positions in the industry. In doing so, the committee relied, to a large extent, on the results of the KPMG Peat Marwick LLP 1998 Energy Compensation Survey, which surveyed the compensation and benefit programs of 140 oil and gas, related companies, one of which was us. It was the committee's objective to set the executives' base salary at approximately the competitive mid-range reflected in the survey. Within this range, the committee then made any adjustments based on individual performance evaluations. Taking these factors into consideration, the committee decided not to increase the 1999 salaries of the named executive officers.

Bonuses

Executive officers are eligible to earn annual bonuses either in cash or in stock. Stock bonuses are awarded pursuant to the bonus plan approved by our stockholders on May 1, 1985 and, as amended, on May 3, 1995. The amount and type of any bonuses awarded to executive officers is determined solely at the subjective discretion of the committee. The committee does not base its decisions on predetermined formulas, choosing instead to rely on its evaluation of the various considerations set forth above. In addition, when appropriate, bonuses are awarded to recognize short-term individual performance.

Stock Options

Stock options are granted under the stock option plan approved by our stockholders on May 2, 1984 and, as amended, on May 3, 1989 and May 3, 1995. The committee believes that stock options provide an incentive for the executive officers to maximize long-term stockholder value. Historically, although not required, stock option grants are made at 100% of the market price on the date of grant. Options become exercisable in annual 20% increments after one year and have a ten-year life. The number of options that are granted to an executive officer is based on the individual's performance and level of responsibility. Option awards will vary in size based on position level (more senior managers receive a higher multiple). Stock options are granted to the executive officers at the discretion of the committee. The committee's decisions with respect to awarding stock options are generally made late each year thus allowing the committee to evaluate our annual results as part of its decision making process. No stock options were granted to the executive officers in 1999.

Chief Executive Officer

Mr. Kirchner's salary and bonus are determined by the committee substantially in accordance with the policies described above relating to all executive officers. Based on its review, the committee choose not to raise Mr. Kirchner's 1999 salary.

1993 OBRA - Executive Compensation Tax Deductibility

Beginning in 1995, the Internal Revenue Code, Section 162(m), limits our ability to deduct, for federal income tax purposes, certain non-performance based compensation in excess of $1 million per year paid to individual officers named in the Summary Compensation Table. Based on the amount of compensation paid to each of the named officers in fiscal 1999, it does not appear that Section 162(m) will have a significant impact on us in the near term. However, the committee will continue to monitor whether its executive compensation plans should be amended to meet the deductibility requirements of the tax law.

Members of the Compensation Committee:

John S. Zink
Don Cook
John H. Williams
J. Michael Adcock


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-------------------------------------------------------------------------------

During 1999, the following directors (none of whom was or had been an officer or employee of the company or any of its subsidiaries) served on the compensation committee: Jack Zink, Don Cook, John Williams and J. Michael Adcock. There are no committee interlocks with other companies within the meaning of the Securities and Exchange Commission's rules during 1999.

PERFORMANCE GRAPH
-------------------------------------------------------------------------------

The performance graph and the related disclosure contained in this section of the Proxy Statement shall not be incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this proxy statement or the "Executive Compensation" section of this proxy statement), except to the extent that we specifically incorporate this information by reference.

The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends, assuming $100 invested on December 31,
1994) in our common stock during the five-year period from December 31, 1994 through Dec ember 31, 1999, with the Standard & Poor's 500 Composite Index and the S&P Oil - Integrated Domestic Index. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of our stock.



























                    DOLLAR VALUE OF $100 INVESTMENT AT DECEMBER 31,
                  ----------------------------------------------------
                    1994     1995     1996     1997     1998     1999
                  -------  -------  -------  -------  -------  -------
Unit              $100.00  $158.33  $329.17  $320.83  $139.60  $256.27
S&P 500           $100.00  $137.58  $169.17  $225.60  $290.08  $351.12
S&P Oil-Integ.    $100.00  $113.85  $143.98  $171.31  $139.08  $172.69

ITEM 2: RATIFICATION OF APPOINTMENT OF AUDITORS
-------------------------------------------------------------------------------

The board has unanimously selected PricewaterhouseCoopers LLP as our independent auditors for our 2000 fiscal year. The board is asking you to ratify and approve this action. A representative of PricewaterhouseCoopers LLP, who will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

Although the law does not require such ratification, the board believes that you should be given the opportunity to express your views on this matter. However, even if you ratify the selection, the board may still appoint new independent auditors at any time if it believes that such change would be in the best interest of the company and its stockholders. Failure to ratify such selection is not binding on the board .

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL, WHICH VOTE WILL ACT TO RATIFY THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP.

ITEM 3: APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION
-------------------------------------------------------------------------------

The board of directors has proposed that we amend our restated certificate of incorporation to increase the number of authorized shares of common stock from 45 million shares to 75 million shares. The terms of the additional shares will be the same as those that apply to our currently authorized shares.

As of March 17, 2000, 33,820,026 of our 45 million authorized shares of common stock were issued and outstanding. In addition, approximately 536,617 shares were reserved for issuance pursuant to various stock-based compensation and benefit plans and 1.8 million shares were reserved for issuance in connection with a pending acquisition. As a result, there were approximately 36.1 million issued or reserved for issuance, leaving approximately 3.9 million shares of authorized common stock available for future issuances. The board believes it is in our best interest to increase the number of shares of authorized common stock to make available additional shares for possible future stock splits, stock dividends, employee benefit plan issuances, equity financings to raise capital, acquisitions and other corporate purposes. We have no specific plans currently calling for issuance of any of the additional shares of common stock, other than as described above.

Although the proposed increase in our authorized common stock could be construed as having potential anti-takeover effects, we do not view this proposal in that perspective. Nevertheless, we could use the additional shares to frustrate persons seeking to gain control of us by, for example, privately placing shares to purchasers who might side with our board in opposing a hostile takeover bid. Shares of common stock could also be issued to persons who would thereafter have sufficient voting power to assure that any proposal to amend or repeal our by-laws or charter would not receive the required vote. Such uses of our common stock could make it more difficult or discourage an attempt to gain control of us if the board opposed such transactions. Further, the issuance of additional shares could have an adverse effect on the potential realizable value of a stockholder's investment in our common stock. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares of common stock would dilute the earnings per share and book value per share of all of our outstanding shares of common stock. These factors, if reflected in the price per share of our common stock, could adversely affect the realizable value of a stockholder's investment in our common stock. We are not aware of any attempts to obtain control of us at this time.

As amended, the first sentence of Article Four of our restated certificate of incorporation would read as follows:

"The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 80,000,000, 75,000,000 of which shall be Common Stock of the par value of $.20 per share (hereinafter called "Common Stock") and 5,000,000 of which shall be Preferred Stock of the par value of $1.00 per share (hereinafter called "Preferred Stock")."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSAL.

ITEM 4: APPROVAL OF AMENDMENTS TO THE UNIT CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN
-------------------------------------------------------------------------------

On February 15, 2000, our board adopted, subject to stockholder approval, various amendments to the Unit Corporation Amended and Restated Stock Option Plan. This plan, as amended, will become effective upon approval by our stockholders at the annual meeting.

As of March 17, 2000, options to purchase an aggregate of 653,250 shares were outstanding and options to purchase 673,450 shares had been exercised under the plan. There were 173,300 shares available for future grants under the plan.

The following discussion provides you with certain information regarding the amendments and the plan, as so amended.

Q:  Who Participates In The Plan?

A: Our key employees, including our officers, are eligible to participate in the plan.

Q:  How Long Has The Plan Been In Existence?

A: The plan was first approved by our stockholders on May 2, 1984 and amended by our stockholders on May 3, 1989 and May 3, 1995.

Q:  What Is The Purpose Of The Plan?

A: The purpose of the plan is to help us attract and retain the best available executive officers and other key personnel. Competition for such persons is intense and we believe an attractive option package is a material inducement to attract and retain such persons.

Q:  What Will The Participants Receive?

A: Each participant who receives an option under the plan will, depending on the award granted to the participant by the committee, receive a nonqualified option or an incentive option to purchase a specified number of shares of our common stock .

Q:  What Is The Market Value Of The Common Stock Underlying The Options?

A: The closing sales price of our common stock on February 29, 2000 was $8.125 per share.

Q:  What Are The Amendments Intended To Do?

A: . increase the number of shares of common stock available for issuance under the plan from 1,500,000 to 2,700,000;

    . mandate that all future options must be granted at 100% of the closing stock price of the common stock on the date of grant;

    . prohibit the repricing of outstanding stock options to lower the option exercise price; and

    . extend the term of the plan from May 30, 2000 to May 30, 2010.

Q:  Who Will Administer The Plan?

A: The compensation committee of the board of directors. This committee has the authority to exercise all the powers and authorities either specifically granted to it under the plan or necessary or advisable in the administration of the plan, including, without limitation, to construe and interpret the plan and any award; to prescribe, amend and rescind rules and regulations relating to the plan; to determine the terms and provisions of the agreements evidencing awards; and to make all other determinations deemed necessary or advisable for the administration of the plan.

Q:  Can The Exercise Price Of An Option Be Repriced?

A: No. Once an option has been granted, the plan prohibits the subsequent repricing of that option's exercise price.

Q:  What Happens If An Option Award Is Cancelled Or Forfeited?

A: If any option granted under the plan is forfeited, canceled, or surrendered or if an option otherwise terminates or expires without having been exercised, the shares of common stock with respect to the option will, to the extent of any such forfeiture, cancellation, surrender, termination or expiration, again be available for issuance under the plan.

Q:  How Will A Participant Be Entitled To Pay The Exercise Price Of An Option?

A: The exercise price may be paid in cash, by the surrender of shares of common stock previously owned by the participant (provided that any shares of common stock so surrendered must have been held by participant for such period of time as may be prescribed by the committee), or a combination of cash and shares. A participant may also elect to pay all or a portion of the exercise price by having shares of common stock with a fair market value on the date of exercise equal to all or the applicable portion of the exercise price withheld by us.

Q:  When Can A Participant Exercise An Award?

A: Each option awarded under the plan will have a term of ten years and can be exercised in 20% increments commencing one year after it is granted.

Q:  Can An Option Be Transferred?

A: Options may not be transferred by a participant except by will or the laws of descent and distribution, may be exercised during the lifetime of a participant only by such participant or his or her guardian or legal representative and may not be subject to any encumbrance, claim or charge of any kind.

Q:  Can The Plan Be Amended Or Terminated?

A: Yes. Our board of directors may at any time and from time to time alter, amend, suspend or terminate the plan in whole or in part except that, without our stockholders' approval, within 12 months before or after the date of such amendment's adoption, no amendment shall:

    . change the number of shares subject to the plan;
    . change the designation of the class or employees eligible to receive options;
    . decrease the price at which options may be granted;
    . increase the maximum term of options; or . remove the administration of the plan from the compensation committee.

Q:  What Are The Federal Income Tax Consequences Of Awards Under The Plan?

A: A participant will not recognize any taxable income upon the grant of a nonqualified stock option, and we will not be entitled to a tax deduction with respect to the grant of a nonqualified stock option. Upon exercise, the excess of the fair market value of a share of common stock on the exercise date over the option exercise price will be taxable as ordinary income to the participant and will be subject to applicable withholding taxes. We will generally be entitled to a tax deduction at such time in the amount of such ordinary income. In the event of a sale of a share of common stock received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date will be taxed as capital gain or loss and will be long-term capital gain or loss if the requisite long-term capital gains holding period for the common stock has been satisfied.

    A participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the participant is also an officer, director, or greater than 10% stockholder. We are generally is entitled to a deduction in the same amount as the ordinary income recognized by the participant.

The above discussion is only brief summary of the amendments to the plan, the plan as amended and the tax consequences under the plan. It is not intended to be exhaustive. The full text of the plan, as amended, as adopted by the board of directors, is printed as Appendix A, beginning on page A-1. We encourage you to read the plan document.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSAL.

ITEM 5: APPROVAL OF THE UNIT CORPORATION 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
-------------------------------------------------------------------------------

On February 15, 2000, our board adopted, subject to stockholder approval, the Unit Corporation 2000 Directors' Stock Option Plan. This plan is intended to replace the current non-employee directors' stock option plan that expires in May 2000. If approved by our stockholders, this new plan will become effective May 3, 2000 and no new options will be granted under the old plan.

The following discussion provides you with certain information regarding the proposed plan.

Q:  Who Will Participate In The Plan?

A:  Only our directors who are not also employees will participate in the plan.

Q:  Why Has The Board Proposed That The Plan Be Adopted?

A: Our board believes that our continued growth and profitability depends, in part, upon our ability to attract and retain highly qualified outside directors. One way we have achieved this objective is through the benefits we have been able to provided to our directors, including the benefits available under our current non-employee directors stock option plan.

Q:  How Many Shares Will Be Reserved For Issuance Under The Plan?

A: 200,000 shares plus the 10,000 shares remaining available under the current plan.

Q:  What Will The Participants Receive?

A: Each participant will receive, on the day after each annual meeting of stockholders, a nonqualified option to purchase 3,500 shares of our common stock. Currently we have five directors who are not also employees. Each option can be exercised six months after it is granted The option price will be set at the closing price of our common stock on the date of grant.

Q:  What Is The Market Value Of The Common Stock Underlying The Options?

A: The closing sales price of our common stock on February 29, 2000 was $8.125 per share.

Q:  Who Will Administer The Plan?

A: The compensation committee of the board of directors. This committee has the authority to exercise all the powers and authorities either specifically granted to it under the plan or necessary or advisable in the administration of the plan.

Q:  Can The Exercise Price Of An Option Be Repriced?

A: No. Once an option has been granted, the plan prohibits the subsequent repricing of that option's exercise price.

Q:  What Happens If An Option Award Is Cancelled Or Forfeited?

A: If any option granted under the plan is forfeited, canceled, or surrendered or if an option otherwise terminates or expires without having been exercised, the shares of common stock with respect to the option will, to the extent of any such f orfeiture, cancellation, surrender, termination or expiration, again be available for issuance under the plan.

Q:  How Will A Participant Be Entitled To Pay The Exercise Price Of An Option?

A: The exercise price may be paid in cash, by the surrender of shares of common stock previously owned by the participant (provided that any shares of common stock so surrendered must have been held by participant for such period of time as may be prescribed by the committee), or a combination of cash and shares.

Q:  When Can A Participant Exercise An Option?

A: An award will have an exercise period of ten years and can be exercised starting six months from when it is granted.

Q:  Can An Option Be Transferred?

A: Options may not be transferred by a participant except by will or the laws of descent and distribution, may be exercised during the lifetime of a participant only by such participant or his or her guardian or legal representative and may not be subject to any encumbrance, claim or charge of any kind.

Q:  Can The Plan Be Amended Or Terminated?

A: Yes. Our board of directors may at any time and from time to time alter, amend, suspend or terminate the plan in whole or in part. However, any such amendment will be subject to stockholder approval if and to the extent such stockholder approval is required by applicable law or the rules of the national securities exchange on which the common stock is principally traded. Notwithstanding the foregoing, no amendment, suspension or termination may affect adversely any of the rights of a participant under an outstanding award without such participant's consent. Unless earlier terminated by the board pursuant to the provisions of the plan, the plan will terminate on May 20, 2010.

Q:  What Are The Federal Income Tax Consequences Of Awards Under The Plan?

A: A participant will not recognize any taxable income upon the grant of a nonqualified stock option, and we will not be entitled to a tax deduction with respect to the grant of a nonqualified stock option. Upon exercise, the excess of the fair market value of a share of common stock on the exercise date over the option exercise price will be taxable as ordinary income to the participant and will be subject to applicable withholding taxes. We will generally be entitled to a tax deduction at such time in the amount of such ordinary income. In the event of a sale of a share of common stock received upon the exercise of a nonqualified stock option, any appreciation or depreciation after the exercise date will be taxed as capital gain or loss and will be long-term capital gain or loss if the requisite long-term capital gains holding period for such common stock has been satisfied.

The above discussion is only brief summary of the plan and the tax consequences under the plan. It is not intended to be exhaustive. The full text of the plan, as adopted by the board of directors, is printed as Appendix B, beginning on page B-1. We encourage you to read the plan document.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSAL.

OTHER MATTERS
-------------------------------------------------------------------------------

Certain Transactions Between the Company and Its Officers, Directors, Nominees for Directors and Their Associates

Since 1984, one of our subsidiaries, or its predecessor, has formed employee-limited partnerships for investment by certain of our employees and directors. The limited partnerships participate with Unit Petroleum Company, a subsidiary of ours, in its exploration and production operations. Since January 1, 1999, Mr. John G. Nikkel, a director and our President, invested $40,000 in the Unit 1999 Employee Oil and Gas Limited Partnership and $60,000 in the Unit 2000 Employee Oil and Gas Limited Partnership. In addition, Nike Exploration Company, which is owned 71.4% by Mr. Nikkel, invested $76,000 in the 1999 program and $76,000 in the 2000 program.

With respect to their review and approval of any material transactions between us and any related party, including, if applicable, those discussed above, our board of directors considers the terms that are or would be available to the company in similar transactions with non-affiliated parties dealing at arm's-length.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. These persons are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the forms received by us with respect to fiscal 1999, or written representations from certain reporting persons, we believe that each of our directors, officers and greater than 10% owners have complied with all Section 16(a) filing requirements, except that a report on Form 4 filed by each of Messers. Nikkel, Lamborn, Keeley, Pinkston and Schell was filed one business day late.

Matters Which May Come Before the Meeting

The board does not intend to bring any other matters before the meeting, nor do we know of any matters that other persons intend to bring before the meeting. However, should other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote on them in accordance with their best judgment.

Form 10-K Annual Report to the Securities and Exchange Commission

COPIES OF OUR ANNUAL REPORT (FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO: MARK E. SCHELL, SECRETARY, UNIT CORPORATION, P. O. BOX 702500, TULSA, OKLAHOMA 74170.

                                   Appendix A

                                UNIT CORPORATION
                              Amended and Restated
                               Stock Option Plan
                  (Restated Effective as of February 15, 2000)

                                   SECTION 1.
                                    Purpose

    This Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain directors, officers and other key employees of Unit Corporation (the "Corporation") or of its parent or its subsidiary corporations as that term is defined in Section 3, below (the "Subsidiaries"), so that they may acquire or increase their proprietary interest in the success of the Corporation and Subsidiaries, and to encourage them to remain in the employ of the Corporation or of the Subsidiaries. It is further intended that options issued pursuant to this Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent such options are embodied in an incentive stock option agreement containing such provisions as are required by this Plan with respect to such options.

                                   SECTION 2.
                                 Administration

    The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than two members of the Corporation's Board of Directors all of who m shall be non-employee directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts approved by a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion select the key employees who shall be granted options by the Committee which shall also determine the amount of stock to be optioned to each.

    Committee shall have the power, subject to and within the limits of the express provisions of the Plan:

    (a) To determine from time to time which of the eligible persons shall be granted options under the Plan, and the time or times when, and the number of shares for which, an option or options shall be granted to such persons;

    (b) To prescribe the other terms and provisions (which need not be identical) of each option granted under the Plan to eligible persons;

    (c) To construe and interpret the Plan and options granted under it and to establish, amend, and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Corporation. All decisions and determinations by the Committee in exercising this power shall be final and binding upon the Corporation and the optionees;

    (d) To determine the duration and purposes of leaves of absence which may be granted to an optionee without constituting a termination of his or her employment for purposes of the Plan; and

    (e) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Corporation with respect to the Plan.

    No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

                                   SECTION 3.
                 Eligibility To Receive Incentive Stock Options

    The persons who shall be eligible to receive incentive stock options shall be such key employees (including officers, whether or not they are directors) of the Corporation or its parent corporation or its subsidiaries (as such terms are defined in Section 425 of the Code) existing from time to time as the Committee shall select from time to time. An optionee may hold more than one incentive stock option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an incentive stock option for a larger number of shares than is recommended for him by the Committee.

                                   SECTION 4.
               Eligibility To Receive Non-Qualified Stock Options

    The persons who shall be eligible to receive non-qualified stock options shall be such directors and employees (including officers, whether or not they are directors) of the Corporation or its parent corporation or its subsidiaries (as such terms are defined in Section 425 of the Code) existing from time to time as the Committee shall select from time to time. An optionee may hold more than one non-qualified stock option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive a non-qualified stock option for a larger number of shares than is recommended for him by the Committee.

                                   SECTION 5.
                           Stock Subject To Options

    The stock subject to the options shall be shares of the Corporation's authorized but unissued or reacquired Twenty Cents ($00.20) par value common stock hereafter sometimes called Common Stock. The aggregate number of shares, which may be issued under options pursuant to the Plan, shall not exceed 2,700,000 shares of Common Stock.

                                   SECTION 6.
                    Limitations On Incentive Stock Options

    In no event may the aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which any person may be granted incentive stock options in any calendar year beginning prior to January 1, 1987, under the Plan and under all other incentive stock option plans of his employer corporation and its parent and subsidiary corporations, exceed $100,000 plus any unused limit carry over (as defined by Section 422A(c)(4) of the Code) to such year.

    With respect to incentive stock options issued on or after January 1, 1987, the aggregate fair market value (determined at the time such incentive stock option is granted) of the Common Stock with respect to which such incentive stock options are exercisable for the first time by such individual during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

                                   SECTION 7.
                          Stock Under Expired Option

    In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

                                   SECTION 8.
                Terms And Conditions Of Incentive Stock Options

    Incentive stock options granted pursuant to the Plan shall be authorized and granted by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time deem appropriate. Incentive stock option agreements need not be identical, but each incentive stock option agreement shall comply with and be subject to the following terms and conditions:

    (a) Number of Shares. Each incentive stock option shall state the number of shares to which it pertains.

    (b) Option Price.   Each incentive stock option shall state the option
price, which shall be not less than 100% (110% in the case of an optionee who, at the time the option is granted, is considered for purposes of Section 422 of the Code to own more th an 10% of the total combined voting power of all classes of stock of the Corporation or its parent or subsidiary corporation as determined under Section 425 of the Code (herein referred to as a "10% Shareholder")) of the fair market value of a share of Common Stock of the Corporation on the date of the granting of the option. During such time as such stock is not listed upon an established stock exchange, the fair market value per share shall be the mean between dealer "bid" and "ask" prices of the Common Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. If the stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Corporation's Common Stock shall have been made on any stock exchange on that day, on the next p receding day on which there was a sale of such stock.
Subject to the foregoing, the Board of Directors and the Committee in fixing the incentive stock option price shall have full authority and discretion and shall be fully protected in doing so.

    (c) Method of Exercise and Payment. An incentive stock option may be exercised by the optionee delivering to the Committee on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase. The option price shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement or as otherwise permitted by the Committee, may also be paid by one or more of the following: (i) in the form of unrestricted

Common Stock or the Attestation of Ownership of Common Stock already owned by the optionee for such minimum period of time as may be prescribed by the Committee and based in any such instance on the fair market value of the Common Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted; (ii) by a combination thereof; provided however, that any payment made in the manner set forth in (i), (ii) or (iii) above shall, at all times, be subject to the approval of the Committee.

    (d) Terms and Exercise of Incentive Stock Options. Except as otherwise expressly provided in this Plan, each incentive stock option granted pursuant to this Plan shall contain provisions established by the Committee setting forth the manner of exercise of such incentive stock option, and may, at the sole discretion of the Committee, provide such restrictions on exercise as the Committee may deem appropriate. Each incentive stock option granted under this Plan shall terminate as set forth therein; provided, that no incentive stock option shall be exercisable after the expiration of ten years from the date of the granting of the option (five years in the case of an optionee who, at the time the option is granted, is a 10% Shareholder). Each incentive stock option granted under this Plan shall contain provisions making such option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

    (e) Prior Outstanding Incentive Stock Option. No incentive stock option granted hereunder prior to January 1, 1987 (for purposes of this Section (e) called "New Option") shall be exercisable while there is outstanding (within the meaning of Section 422A (c)(7) of the Internal Revenue Code as in effect prior to 1986) any other incentive stock option, which incentive stock option was granted before the granting of the New Option to the optionee to purchase stock in the Corporation or in a corporation which, at the time the New Option is granted, is a parent or subsidiary corporation of the Corporation, or a predecessor corporation referred to in such Section 422A(b)(7). An incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of a lapse of time.

                                   SECTION 9.
             Terms And Conditions Of Non-Qualified Stock Options

    Non-qualified stock options granted pursuant to the Plan shall be authorized and granted by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time deem appropriate. Non-qualified stock option agreements need not be identical, but each non-qualified stock option agreement shall comply with and be subject to the following terms and conditions:

    (a) Number of Shares. Each non-qualified stock option shall state the number of shares to which it pertains.

    (b) Option Price. Each non-qualified stock option shall state the option price, which shall be determined by the Committee and which shall not be less than 100% of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the non-qualified stock option. Subject to the foregoing, the Committee, in fixing the option price, shall have full authority and discretion and shall be fully protected in doing so.

    (c) Method of Exercise and Payment. A non-qualified stock option may be exercised by the optionee delivering to the Committee on any business day a written notice specifying the
                                       A-4
number of shares of Common Stock the optionee then desires to purchase. The option price shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement or as otherwise permitted by the Committee, may also be paid by one or more of the following: (i) through the delivery of or the Attestation of Ownership of shares of Common Stock held by the optionee for at least six months and having a fair market value as determined under Section 8(b) hereof at the time of exercise equal to the full amount of the option price on the date the Stock Option is exercised; (ii) by requesting the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise; or (iii) by a combination thereof; provided however, that any payment made in the manner set forth in (i),
(ii) or (iii) above shall, at all times, be subject to the approval of the Committee.

    (d) Deferral of Receipt of Shares. An optionee may elect to defer the receipt of the shares of Common Stock deliverable upon the exercise of a non-qualified stock option provided such optionee (i) delivers to the chairperson of the Committee a written election (a "Deferral Election") to defer the receipt of shares of Common Stock in such form and with such terms as the Committee determines no later than six months before the date of exercise of an option as to which the receipt of a portion of the shares of Common Stock is to be deferred, (ii) pays the option price payable upon such exercise by delivery to the Corporation of shares of Common Stock as provided at Section 9(c) hereof, and (iii) is employed by the Corporation or one of the Subsidiaries at the time of exercise of such option. Only the number of shares otherwise deliverable upon exercise of a non-qualified stock option in excess of the number of shares of Common Stock delivered in payment of the option price upon any ex ercise of such option shall be Deferred Shares. Any such Deferral Election shall be revocable only upon the delivery of a superseding Deferral Election for the option shares subject to a Deferral Election. Upon the exercise of an option subject to a Deferral Election, that number of shares of Common Stock which, but for such Deferral Election, would be deliverable upon such exercise shall be issued to the Corporation for the benefit of the optionee and credited to a bookkeeping account (a "Unit Account") in the name of the optionee. Each optionee's Unit Account will be credited with all noncash property either distributed in respect of any Deferred Shares credited to such account or into which any Deferred Shares credited to such Unit Account are converted. All cash distributed in respect of an optionee's Deferred Shares or into which an optionee's Deferred Shares are converted shall be delivered to such optionee as soon as is reasonably practical after such distribution or conversion. No optionee shall be entitled to vote the Deferred Shares and instead such shares shall be voted by the Secretary of the Corporation on behalf of such optionee on all matters on which the holders of Common Stock are entitled to vote in the same manner as a majority of the Shares of Common Stock are voted.

    (e) Terms and Exercise of Non-Qualified Stock Options. Except as otherwise expressly provided in this Plan, each non-qualified stock option granted pursuant to this Plan shall contain provisions established by the Committee setting forth the mann er of exercise of such non-qualified stock option, and may, at the sole discretion of the Committee, provide such restrictions on exercise as the Committee may deem appropriate. Each non-qualified stock option granted under this Plan shall terminate as set forth therein; provided, that no non-qualified stock option shall be exercisable after the expiration of 10 years and one day from the date of the granting of the non-qualified stock option. Each non-qualified stock option granted under this Plan shall contain provisions making such non-qualified stock option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

                                   SECTION 10.
        Terms And Conditions Of Incentive And Non-Qualified Stock Options

    (a) Recapitalization. If the shares of Common Stock as a whole are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment may be made by the Committee in the number and kinds of shares subject to the Plan, and the number, kinds, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Any such adjustment in an outstanding option, however, shall be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share of Common stock covered by the option.

    (b) Reorganization or Liquidation. Each option agreement may contain such provisions relating to the dissolution, liquidation, reorganization, consolidation or merger of the Corporation, or the sale or disposition by the Corporation of substantially all of its assets, as the Committee may deem appropriate.

    (c) Adjustments. To the extent that the adjustments described in (a) above relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive; provided that each incentive stock option granted pursuant to this Plan shall not be adjusted in a manner that causes the incentive stock option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                                   SECTION 11.
                            Rights As A Stockholder

    An optionee or a transferee of an option shall not have rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 10(a) hereof.

                                   SECTION 12.
                Modification, Extension And Renewal Of Options

    Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors or the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefore (to the extent not theretofore exercised).
The Board of Directors or the Committee shall not, however, modify any outstanding stock options so as t o specify a lower option price or with respect to an outstanding incentive stock option, accept the surrender of outstanding options and authorize the granting of new incentive stock options in substitution therefore specifying a lower price. Notwithstanding the foregoing however no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                                   SECTION 13.
                               Investment Purpose

    Each option under the Plan shall be granted on the condition that the purchases of stock there under shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental Agency.

                                   SECTION 14.
                                Other Provisions
    The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, which are not inconsistent with this Plan and which the Committee or the Board of Directors of the Corporation shall deem advisable. Any incentive stock option agreement shall contain such provisions as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code as amended, or to conform to any change in the law.

                                   SECTION 15.
                                  Term Of Plan

    The term of the Plan shall commence May 2, 1985, and end May 30, 2010, unless the Plan is terminated prior thereto by the Committee.

                                   SECTION 16.
                           Indemnification Of Committee

    In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted there under, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                                   SECTION 17.
                              Amendment Of The Plan

    The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders within twelve months before or after the date of such amendment's adoption, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class or employees eligible to receive options, decrease the price at which options may be granted, increase the maximum term of options as provided herein or remove the administration of the Plan from the Committee. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause incentive stock options issued under it to fail to meet the requirements of incentive stock options as set forth in Section 422 of the Code.

                                   SECTION 18.
                            Approval Of Stockholders

    The Plan shall become effective upon adoption by the Board of Directors, and shall be submitted for approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation within twelve months after the date the Plan is adopted by the Board of Directors. Options may be granted hereunder prior to stockholder approval.

                                   SECTION 19.
                            Non-Exclusivity Of Plan

    Neither the adoption of the Plan by the Board of Directors, nor the submission of the Plan to the shareholders of the Corporation for approval, shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only specific cases.

                                   Appendix B










                                UNIT CORPORATION

                                      2000

                             NON-EMPLOYEE DIRECTORS'

                               STOCK OPTION PLAN



                                    Adopted

                                     As of

                               February 15, 2000

                                UNIT CORPORATION

                                      2000

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    The purposes of the Unit Corporation 2000 Non-Employee Directors' Stock Option Plan (the "Plan") are to promote the long-term success of Unit Corporation (the "Company") by creating a long-term mutuality of interests between the non-employee Director s and stockholders of the Company, to provide an additional inducement for such Directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

                                    SECTION I
                                 Administration

    The Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") shall administer the Plan. All of the members of the Committee shall be non-employee directors. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

    The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan, as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

    Notwithstanding the above, the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

                                    SECTION 2
                         Shares Available under the Plan

    The aggregate number of shares which may be issued or delivered and as to which grants of stock options may be made under the Plan is 210,000 shares of Common Stock, $.20 par value, of the Company (the "Common Stock"), subject to adjustment and substitution as set forth in Section 5. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or reacquired shares or partly each, as shall be determined from time to time by the Board.

                                   SECTION 3
                             Grant of Stock Options

    On the first business day following the day of each annual meeting of the stockholders of the Company, each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a "non-employee Director") shall automatically and without further action by the Board or the Committee be granted a stock option to purchase 3,500 shares of Common Stock, subject to adjustment and substitution as set forth in Section 5. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each non-employee Director to be granted an option for 3,500 shares of (or the number of adjusted or substituted shares pursuant to Section 5), then each non-employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of non-employee Directors, disregarding any fractions of a share.

                                   SECTION 4
                     Terms and Conditions of Stock Options

    Stock options granted under the Plan shall be subject to the following terms and conditions:

    (A) The purchase price at which each stock option may be exercised (the "option price") shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, determined as provided in Section 4(G). Notwithstanding any other provision of this Plan, the purchase price of an outstanding option shall not be subject to modification or amendment subsequent to the date of grant of such option.

    (B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order). Provided, however, that in lieu of such cash the person exercising the Stock Option may pay the option price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the Stock Option, determined as provided in
Section 4(G) equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months ma y be delivered in payment of the option price of a stock option. The date of exercise of a stock option shall be determined under procedures established by the Committee, and, as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock, which may be issued or delivered under the Plan as provided in Section 2.

    (C) No stock option shall be exercisable during the first six months of its term except in case of death as provided in Section 4(E). Subject to the terms of Section 4(E) providing for earlier termination of a stock option, no stock option shall be exercisable after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

    (D) No stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee's guardian or legal representative.

    (E) If a grantee ceases to be a Director of the Company, any outstanding stock options held by the grantee shall be exercisable and shall terminate, according to the following provisions:

    (i) If a grantee ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any then outstanding stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to ceasing to be a Director) at any time prior to the regular expiration date of such stock option or within one year after the date the grantee ceases to be a Director, whichever is the longer period;

    (ii) If during his or her term of office as a Director a grantee resigns from the Board or is removed from office for cause, any outstanding stock option held by the grantee which is not exercisable by the grantee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option held by the grantee which is exercisable by the grantee immediately prior to resignation or removal shall be exercisable by the grantee at a ny time prior to the regular expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the longer period;

    (iii) Following the death of a grantee during service as a Director of the Company, any outstanding stock option held by the grantee at the time of death (whether or not exercisable by the grantee immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the regular expiration date of such stock option or within two years after the date of death, whichever is the longer period;

    (iv) Following the death of a grantee after ceasing to be a Director and during a period when a stock option is exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

    (F) All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by t he grantee.

    (G) Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon):
(a) if the Common Stock is listed on the New York Stock Exchange, the closing price per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "1934 Act") on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealer Automated

Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date b efore and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective number of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 4(G).

    (H) The obligation of the Company to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such share s, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

    Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any stock option granted under the Plan may be subject to such restrictions and other terms and conditions if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(F), or an amendment thereto.

                                   SECTION 5
                     Adjustment and Substitution of Shares

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock set forth in Section 3, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued or delivered under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

     If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock, other securities or other property of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Section 3, for each share of the Common Stock subject to any then outstanding s tock option, and for each share of the Common Stock which may be issued or delivered under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

     In case of any adjustment or substitution as provided for in this Section 5, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     No adjustment or substitution provided for in this Section 5 shall require the Company to issue or deliver or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities, which result from any such adjustment or substitution, shall be eliminated and not carried forward to any subsequent adjustment or substitution.

                                    SECTION 6
          Effect of the Plan on the Rights of Company and Stockholders

    Nothing in the Plan, in any stock option granted under the Plan, or in any stock option agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the stockholders of the Company or the Board of Directors to elect and remove Directors.

                                    SECTION 7
                            Amendment and Termination

    The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options granted under the Plan; and provided further that no amendment of the Plan shall (a) be made without stockholder approval if stockholder approval of the amendment is at the time required for stock options under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of any stock exchange or the NASDAQ National Market System on which the Common Stock may then be listed, (b) amend more than once every six months the provisions of the Plan relating to the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, , the periods during which any stock option may be exercised and the term of any stock option othe r than to comport with changes in the Internal Revenue Code of 1986 or the rules and regulations thereunder, (c) otherwise amend the Plan in any manner that would cause stock options under the Plan not to qualify for the exemption provided by Rule 16 b-3 or (d) modify or amend the purchase price of any outstanding option No amendment or termination of the Plan shall, without the written consent of the holder of a stock option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

    Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any stock option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any stock option outstanding under the Pl an shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the stock option agreement referred to in Section 4(F) within such reasonable time as the Committee shall specify in such request.

                                    SECTION 8
                      Effective Date and Duration of Plan

    The effective date of the Plan shall be the date of its approval by the stockholders of the Company and it shall end on May 30, 2010. Notwithstanding any other provisions contained in the Plan, no stock option shall be granted under the Plan until after such stockholder approval. No stock option may be granted under the Plan subsequent to May 30, 2010.

    IN WITNESS WHEREOF the Board of Directors as of the 15th day of February, 2000 has adopted this Plan .

                                                        UNIT CORPORATION



                                                By:     /s/ King P.  Kirchner
                                                        -----------------------
                                                        King P. Kirchner
                                                        Chairman of the Board
                                                        of Directors
        [Corporate Seal]

ATTEST:



/s/ Mark E. Schell
-------------------------
Mark E. Schell, Secretary

                                UNIT CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 3, 2000

   THIS PROXY IS SOLICITED ON BEHALF OF UNIT CORPORATION'S BOARD OF DIRECTORS


P The undersigned hereby appoints King P. Kirchner and Mark E. Schell, and each of them, proxies for the undersigned, with full power of substitution,
R to vote all shares of Unit Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Unit
O Corporation, Tulsa, Oklahoma, on Wednesday, May 3, 2000 at 11:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side
X and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment
Y    thereof.

        Please mark this proxy as indicted on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendation, please sign the reverse side; no boxes need to be checked.


-----------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

          (Continued, and to be marked, dated & signed on reverse side)

          The Board of Directors recommends a vote FOR Items 1 through 5.

                                                             Please mark
                                                             your vote as
                                                             indicated in [ ]
                                                             this example
                         WITHHELD
                     FOR  FOR ALL                         FOR  AGAINST  ABSTAIN
Item 1 - Election of                Item 4 - Approval of
         Directors   [ ]    [ ]              Amendments   [ ]    [ ]      [ ]
                                             to the Unit
         Nominees:                           Corporation
         John G. Nikkel                      Amended and
         John S. Zink                        Restated Stock
                                             Option Plan
withheld for: (Write that nominee's
name in the space provided below.                         FOR  AGAINST  ABSTAIN
                                    Item 5 - Approval of
                                             the Unit     [ ]    [ ]      [ ]
                                             Corporation
                                             2000 Non-
                                             Employee
                                             Directors'
                                             Stock Option
                                             Plan

-----------------------------------
                                             PLEASE MARK THIS BOX
                     FOR  AGAINST  ABSTAIN   IF YOU PLAN TO               [ ]
Item 2 - Approval                            ATTEND THE MEETING
         of          [ ]    [ ]      [ ]
         Auditors
                                             COMMENTS/ADDRESS CHANGE
Item 3 - Approval                            Please mark this box if
         of                                  you have written             [ ]
         Amendment   [ ]    [ ]      [ ]     comments/address change
         to our                              on the reverse side.
         Restated
         Certificate of                      Receipt is hereby acknowledged of
         Incorporation                       the Unit Corporation Notice of
                                             Meeting and Proxy Statement.

Signature(s)                                         Date:
            ----------------------------------------      --------------------

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.